Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(10) Background Analyses December 2018Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(10) Background Analyses December 2018

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Table of Contents I. Historical Exchange Ratio Review II. Market and Precedent Multiple Analysis III. Liquidity Mechanism Analysis IV. Impact of Annual Liquidity Cap V. TRA Summary Appendix 2Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Table of Contents I. Historical Exchange Ratio Review II. Market and Precedent Multiple Analysis III. Liquidity Mechanism Analysis IV. Impact of Annual Liquidity Cap V. TRA Summary Appendix 2

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Historical Exchange Ratio

Exchange ratios expressed as Berlin shares per Oslo share

Exchange Ratio Average		
	Exchange Ratio	1.110x Offer Prem. / (Disc.)
Current	1.052	5.5%
30 - Day	0.961	15.5%
60 - Day	0.975	13.8%
90 - Day	0.965	15.0%
1 - Year	1.002	10.8%
2 - Year	1.090	1.9%
3 - Year	1.179	(5.9%)

Additional Benchmarks[1]		
VWAP	Exchange Ratio	1.110x Offer Prem. / (Disc.)
30 - Day	0.957	15.9%
60 - Day	0.974	14.0%
90 - Day	0.964	15.1%
1 - Year	1.001	10.9%


2.000
1.800
1.600
1.534
1.400
1.200
1.000
0.800
0.600
0.400
Favorable to Oslo
1.052
Favorable to Berlin
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 12/21/2018
Note: (1) VWAP exchange ratios calculated as ratio of Oslo VWAP to Berlin VWAP over the same time horizon

3

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Berlin Proposal Analysis
Implied Value Per Share & Premia

	Berlin Share Price	Exchange Ratio	Implied Oslo Value (Stock Consideration)	Blended Value Per Share [1]	Premium / (Discount) to Oslo: Current $39.30	30-Day VWAP $40.64	60-Day VWAP $41.16	90-Day VWAP $41.05	52-Week High $46.80
Current	$37.34	1.110x	$41.45	$44.39	13.0%	9.2%	7.9%	8.2%	(5.1%)
30-Day VWAP	42.44	1.110x	$47.11	$48.17	22.6%	18.5%	17.0%	17.4%	2.9%
60-Day VWAP	42.26	1.110x	$46.91	$48.03	22.2%	18.2%	16.7%	17.0%	2.6%
90-Day VWAP	42.57	1.110x	$47.25	$48.27	22.8%	18.8%	17.3%	17.6%	3.1%
1-Year VWAP	41.38	1.110x	$45.93	$47.39	20.6%	16.6%	15.1%	15.4%	1.3%

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 12/21/2018
Note: (1) 67% share consideration, 33% cash consideration at $50.29 per share

4

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Multiples Analysis – Oslo Methodology
(Excl. Net Accrued Incentives, Incl. 100% of NAV of Corp. Investments)

($ in millions, except per share data)

CURRENT TRADING MULTIPLES[1]

	BX	APO	ARES	CG
Share Price	$28.51	$23.75	$17.08	$16.12
% of 52-Week High	*68%*	*63%*	*74%*	*59%*
Equity Value	**$34,266**	**$9,821**	**$3,787**	**$5,786**
Plus: Net Debt	1,606	506	229	354
Less: NAV of Corp. Investments	(6,574)	(1,400)	(444)	(1,626)
Value from FRE and Incentives	**$29,298**	**$8,927**	**$3,572**	**$4,514**
LTM Fee-Related Earnings	$1,282	$703	$246	$202
LTM Net Incentives Created	$2,255	$291	$99	$816

Implied Pre-Tax Multiples[2]


12.2x
6.1x
10.5x
5.3x
12.1x
6.0x
7.4x
3.7x
Avg: 10.5x
Avg: 5.3x
Blackstone
APOLLO
ARES
THE CARLYLE GROUP
FRE (Pre-Tax)
Net Incentives Created (Pre-Tax)

FORTRESS / SOFTBANK IMPLIED MULTIPLES

Offer Price (2/14/2017)	$8.08
Offer Value	$3,260
Plus: Net Debt	(214)
Less: NAV of Corporate Investments	(880)
Value from FRE and Incentives	**$2,166**
Fiscal Year Ended 12/31/2016	
Management Fees	$783
FRE Costs	(649)
Fee-Related Earnings	**$134**
Incentive Income ("Incentives Paid")	$353
Incentive Income-Related Costs	(239)
Net Incentive Income	**$113**
Implied LTM Multiples[2]	
LTM FRE (Pre-Tax)	**11.4x**
LTM Net Incentive Fees (Pre-Tax)	**5.7x**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, FactSet as of 12/21/2018
Notes: (1) Analysis excludes investment income
(2) Analysis assumes 2:1 multiple ratio (FRE : Net Incentives)

5

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Multiples Analysis – Berlin Methodology
(Incl. Net Accrued Incentives, Incl. 75% of NAV of Corp. Investments)

($ in millions, except per share data)

CURRENT TRADING MULTIPLES[1]

	BX	APO	ARES	CG
Share Price	$28.51	$23.75	$17.08	$16.12
% of 52-Week High	*68%*	*63%*	*74%*	*59%*
Equity Value	**$34,266**	**$9,821**	**$3,787**	**$5,786**
Plus: Net Debt	1,606	506	229	354
Less: NAV of Corp. Investments @75%	(4,931)	(1,050)	(333)	(1,220)
Less: Net Accrued Incentives @75%	(3,026)	(513)	(194)	(1,434)
Value from FRE and Incentives	**$27,915**	**$8,764**	**$3,488**	**$3,486**
LTM Fee-Related Earnings	$1,282	$703	$246	$202
LTM Net Incentives Created	$2,255	$291	$99	$816

Implied Pre-Tax Multiples[2]



11.6x
5.8x
10.3x
5.2x
11.8x
5.9x
5.7x
2.9x
Avg: 9.9x
Avg: 4.9x
Blackstone
APOLLO
ARES
THE CARLYLE GROUP
FRE (Pre-Tax)
Net Incentives Created (Pre-Tax)

FORTRESS / SOFTBANK IMPLIED MULTIPLES

Offer Price (2/14/2017)	$8.08
Offer Value	$3,260
Plus: Net Debt	(214)
Less: NAV of Corporate Investments @75%	(660)
Less: Net Accrued Incentives @75%	(523)
Value from FRE and Incentives	**$1,863**
Fiscal Year Ended 12/31/2016	
Management Fees	$783
FRE Costs	(649)
Fee-Related Earnings	**$134**
Incentive Income ("Incentives Paid")	$353
Incentive Income-Related Costs	(239)
Net Incentive Income	**$113**
Implied LTM Multiples[2]	
LTM FRE (Pre-Tax)	**9.8x**
LTM Net Incentive Fees (Pre-Tax)	**4.9x**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, FactSet as of 12/21/2018
Notes: (1) Analysis excludes investment income
(2) Analysis assumes 2:1 multiple ratio (FRE : Net Incentives)

6

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Liquidity Mechanism Analysis Based on Historical Financials – Oslo Methodology (Excl. Net Accrued Incentives, Incl. 100% of NAV of Corp. Investments) § The analysis below applies the currently contemplated liquidity mechanism proposal terms and illustrative pre-tax multiples of 13.0x FRE and 6.5x net incentives to historical earnings streams NOMINAL IMPLIED SHARE PRICES AT ILLUSTRATIVE TRANSACTION MULTIPLES (13x FRE & 6.5x NET INCENTIVES) $70.00 $64.34 $65.00 $58.45 $60.00 $53.87 $53.70 $54.04 $55.00 $52.11 $52.51 $51.56 $49.01 $49.87 $52.71 $48.59 $50.00 $47.51 $47.21 $47.85 $45.70 $49.86 $45.17 $44.22 $44.93 $47.50 $43.14 $45.00 $46.39 $45.49 $44.64 $39.14 $43.74 $41.38 $40.00 $41.54 $37.50 $39.42 $38.53 $35.00 $36.35 $34.91 $30.00 $28.26 $25.00 $20.00 (1) 2010 2011 2012 2013 2014 2015 2016 2017 2018E (2) (2) 2/3-Year Look-back - IC 2/3-Year Look-back - IP 3-Year Look-back - IC 3-Year Look-back - IP Actual Price (Yearly Average) Source: Company filings, Management projections Notes: (1) Assumes same share count as 12/31/2011 of 148.5M shares outstanding (2) Assumes valuation multiples are applied to management fee earnings based on the average of the trailing three fiscal years and incentive fee earnings based on the average of the trailing two fiscal years 7Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Liquidity Mechanism Analysis Based on Historical Financials – Oslo Methodology (Excl. Net Accrued Incentives, Incl. 100% of NAV of Corp. Investments) § The analysis below applies the currently contemplated liquidity mechanism proposal terms and illustrative pre-tax multiples of 13.0x FRE and 6.5x net incentives to historical earnings streams NOMINAL IMPLIED SHARE PRICES AT ILLUSTRATIVE TRANSACTION MULTIPLES (13x FRE & 6.5x NET INCENTIVES) $70.00 $64.34 $65.00 $58.45 $60.00 $53.87 $53.70 $54.04 $55.00 $52.11 $52.51 $51.56 $49.01 $49.87 $52.71 $48.59 $50.00 $47.51 $47.21 $47.85 $45.70 $49.86 $45.17 $44.22 $44.93 $47.50 $43.14 $45.00 $46.39 $45.49 $44.64 $39.14 $43.74 $41.38 $40.00 $41.54 $37.50 $39.42 $38.53 $35.00 $36.35 $34.91 $30.00 $28.26 $25.00 $20.00 (1) 2010 2011 2012 2013 2014 2015 2016 2017 2018E (2) (2) 2/3-Year Look-back - IC 2/3-Year Look-back - IP 3-Year Look-back - IC 3-Year Look-back - IP Actual Price (Yearly Average) Source: Company filings, Management projections Notes: (1) Assumes same share count as 12/31/2011 of 148.5M shares outstanding (2) Assumes valuation multiples are applied to management fee earnings based on the average of the trailing three fiscal years and incentive fee earnings based on the average of the trailing two fiscal years 7

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Historical Implied Multiples and Price Impact Analysis – Oslo Methodology
(Excl. Net Accrued Incentives, Incl. 100% of NAV of Corp. Investments)

Historical Pretax Multiples (FRE / Net Incentives) Implied from Actual Stock Prices

	2012	2013	2014	2015	2016	2017	2018E	Median	Average
Incentives Created Basis									
2/3-Year Look-back[1]	10.3x / 5.1x	11.4x / 5.7x	15.1x / 7.6x	31.2x / 15.6x	17.1x / 8.5x	13.5x / 6.8x	10.5x / 5.3x	13.5x / 6.8x	15.6x / 7.8x
3-Year Look-back	9.3x / 4.7x	13.7x / 6.9x	14.0x / 7.0x	21.1x / 10.6x	18.2x / 9.1x	16.1x / 8.0x	10.3x / 5.2x	14.0x / 7.0x	14.7x / 7.3x
Incentives Paid Basis									
2/3-Year Look-back[1]	10.8x / 5.4x	12.6x / 6.3x	12.9x / 6.5x	20.2x / 10.1x	16.3x / 8.2x	14.5x / 7.3x	10.2x / 5.1x	12.9x / 6.5x	13.9x / 7.0x
3-Year Look-back	10.6x / 5.3x	14.0x / 7.0x	13.8x / 6.9x	16.6x / 8.3x	15.4x / 7.7x	15.4x / 7.7x	10.6x / 5.3x	14.0x / 7.0x	13.8x / 6.9x

Price Impact from Different Methodologies of Using 13.0x / 6.5x on Historical Earnings

	2010	2011	2012	2013	2014	2015	2016	2017	2018E	Median	Average
Impact of IC vs. IP (IC-Implied Price Minus IP-Implied Price)											
2/3-Year Look-back[1]	+$18.64	+$2.28	+$2.02	+$4.41	($6.13)	($9.24)	($1.20)	+$2.29	($1.16)	+$2.02	+$1.32
3-Year Look-back	+$9.06	+$10.12	+$5.11	+$0.70	($0.54)	($6.79)	($4.23)	($1.14)	+$1.08	+$0.70	+$1.49
Impact of 2/3-Year vs. 3-Year Look-back (2/3-Year-Implied Price Minus 3-Year-Implied Price)[1]											
IC Basis	+$10.64	($6.66)	($4.05)	+$7.90	($2.95)	($8.09)	+$1.48	+$5.30	($0.74)	($0.74)	+$0.31
IP Basis	+$1.06	+$1.19	($0.97)	+$4.19	+$2.64	($5.64)	($1.55)	+$1.87	+$1.51	+$1.19	+$0.48

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Management projections

Note: (1) "2/3-Year" metrics assume valuation multiples are applied to management fee earnings based on the average of the trailing three fiscal years and incentive fee earnings based on the average of the trailing two fiscal years

8

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Liquidity Mechanism Analysis: Group A Summary – Oslo Methodology

(Excl. Net Accrued Incentives, Incl. 100% of NAV of Corp. Investments)

- The analysis below compares the future "Current Equity Value" (as defined in Berlin's proposed term sheet) of Group A OCGH units covered by the Years 3 – 7 liquidity mechanism a) under Oslo's and Berlin's latest proposals, and b) assuming Oslo financials per operating model provided to Berlin
  - In Oslo's latest proposal, valuation multiples are applied to management fee earnings based on the average of the trailing three fiscal years (with the exception of any sales / exchanges in Year 3, which would be based on average of trailing two years), and incentive fee earnings based on the average of the trailing two fiscal years
  - In Berlin's latest proposal, valuation multiples are applied to both management fee earnings and incentive fee earnings based on the average of the trailing three fiscal years
  - For illustrative purposes, values under each proposal are calculated based on both incentives created and incentives paid

NOMINAL IMPLIED SHARE PRICES AT ILLUSTRATIVE TRANSACTION MULT. OF 13.0x FRE & 6.5x NET INCENTIVES

OSLO PROPOSAL (2- / 3-YEAR AVERAGE) | **BERLIN PROPOSAL (3-YEAR AVERAGE)**

Excludes value from distributions

Years 3 - 7 Blended Sale Price Per Share[1]	Oslo Proposal (2/3-Year)		Berlin Proposal (3-Year)	
	IC	IP	IC	IP
Nominal	$79.43	$67.01	$77.59	$66.79
PV @ 10.7% CoE	47.03	39.79	45.87	39.67
Years 3 - 7 Group A Value from Liquidity Mech. ($M)				
Nominal	$2,378	$2,006	$2,323	$2,000
PV @ 10.7% CoE	1,408	1,191	1,373	1,188


$60.33
$68.51
$78.12
$89.75
$100.45
$54.09
$57.22
$64.83
$75.71
$83.21
2021 (Year 3)
2022 (Year 4)
2023 (Year 5)
2024 (Year 6)
2025 (Year 7)
$57.47
$66.75
$76.57
$88.37
$98.77
$53.67
$57.91
$64.88
$74.37
$83.14
2021 (Year 3)
2022 (Year 4)
2023 (Year 5)
2024 (Year 6)
2025 (Year 7)
Incentives Created
Incentives Paid

P / W / P
PERELLA WEINBERG PARTNERS

Source: Oslo Management, PWP extrapolation for Years 6 and 7

Notes: (1) Assumes remaining Oslo Group A units not sold upfront and not held in reserve (29.9M units) are sold ratably (20% per year) in Years 3 – 7 as per proposed Group A liquidity schedule

9

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Liquidity Mechanism Analysis Based on Historical Financials – Berlin Methodology (Incl. Net Accrued Incentives, Incl. 75% of NAV of Corp. Investments) § The analysis below applies the currently contemplated liquidity mechanism proposal terms and illustrative pre-tax multiples of 13.0x FRE and 6.5x net incentives to historical earnings streams NOMINAL IMPLIED SHARE PRICES AT ILLUSTRATIVE TRANSACTION MULTIPLES (13x FRE & 6.5x NET INCENTIVES) $80.00 $68.37 $70.00 $62.56 $57.72 $60.00 $57.11 $58.15 $56.09 $54.93 $52.11 $50.41 $52.03 $52.29 $50.45 $49.99 $49.72 $53.97 $52.71 $50.00 $48.17 $49.25 $45.54 $48.90 $50.01 $44.77 $44.22 $48.67 $48.80 $46.98 $45.17 $41.33 $39.12 $41.38 $40.00 $39.78 $40.24 $39.42 $37.98 $37.10 $30.00 $29.89 $20.00 (1) 2010 2011 2012 2013 2014 2015 2016 2017 2018E (2) (2) 2/3-Year Look-back - IC 2/3-Year Look-back - IP 3-Year Look-back - IC 3-Year Look-back - IP Actual Price (Yearly Average) Source: Company filings, Management projections Notes: (1) Assumes same share count as 12/31/2011 of 148.5M shares outstanding (2) Assumes valuation multiples are applied to management fee earnings based on the average of the trailing three fiscal years and incentive fee earnings based on the average of the trailing two fiscal years 10Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Liquidity Mechanism Analysis Based on Historical Financials – Berlin Methodology (Incl. Net Accrued Incentives, Incl. 75% of NAV of Corp. Investments) § The analysis below applies the currently contemplated liquidity mechanism proposal terms and illustrative pre-tax multiples of 13.0x FRE and 6.5x net incentives to historical earnings streams NOMINAL IMPLIED SHARE PRICES AT ILLUSTRATIVE TRANSACTION MULTIPLES (13x FRE & 6.5x NET INCENTIVES) $80.00 $68.37 $70.00 $62.56 $57.72 $60.00 $57.11 $58.15 $56.09 $54.93 $52.11 $50.41 $52.03 $52.29 $50.45 $49.99 $49.72 $53.97 $52.71 $50.00 $48.17 $49.25 $45.54 $48.90 $50.01 $44.77 $44.22 $48.67 $48.80 $46.98 $45.17 $41.33 $39.12 $41.38 $40.00 $39.78 $40.24 $39.42 $37.98 $37.10 $30.00 $29.89 $20.00 (1) 2010 2011 2012 2013 2014 2015 2016 2017 2018E (2) (2) 2/3-Year Look-back - IC 2/3-Year Look-back - IP 3-Year Look-back - IC 3-Year Look-back - IP Actual Price (Yearly Average) Source: Company filings, Management projections Notes: (1) Assumes same share count as 12/31/2011 of 148.5M shares outstanding (2) Assumes valuation multiples are applied to management fee earnings based on the average of the trailing three fiscal years and incentive fee earnings based on the average of the trailing two fiscal years 10

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Historical Implied Multiples and Price Impact Analysis – Berlin Methodology
(Incl. Net Accrued Incentives, Incl. 75% of NAV of Corp. Investments)

Historical Pretax Multiples (FRE / Net Incentives) Implied from Actual Stock Prices

	2012	2013	2014	2015	2016	2017	2018E	Median	Average
Incentives Created Basis									
2/3-Year Look-back[1]	8.8x / 4.4x	10.3x / 5.1x	14.3x / 7.1x	29.9x / 15.0x	15.9x / 8.0x	12.9x / 6.4x	10.0x / 5.0x	12.9x / 6.4x	14.6x / 7.3x
3-Year Look-back	7.9x / 4.0x	12.4x / 6.2x	13.2x / 6.6x	20.3x / 10.2x	17.0x / 8.5x	15.3x / 7.6x	9.8x / 4.9x	13.2x / 6.6x	13.7x / 6.8x
Incentives Paid Basis									
2/3-Year Look-back[1]	9.2x / 4.6x	11.4x / 5.7x	12.1x / 6.1x	19.4x / 9.7x	15.2x / 7.6x	13.8x / 6.9x	9.7x / 4.8x	12.1x / 6.1x	13.0x / 6.5x
3-Year Look-back	9.0x / 4.5x	12.6x / 6.3x	13.0x / 6.5x	16.0x / 8.0x	14.4x / 7.2x	14.7x / 7.3x	10.1x / 5.1x	13.0x / 6.5x	12.8x / 6.4x

Price Impact from Different Methodologies of Using 13.0x / 6.5x on Historical Earnings

	2010	2011	2012	2013	2014	2015	2016	2017	2018E	Median	Average
Impact of IC vs. IP (IC-Implied Price Minus IP-Implied Price)											
2/3-Year Look-back[1]	+$18.64	+$2.28	+$2.02	+$4.41	($6.13)	($9.24)	($1.20)	+$2.29	($1.16)	+$2.02	+$1.32
3-Year Look-back	+$9.06	+$10.12	+$5.11	+$0.70	($0.54)	($6.79)	($4.23)	($1.14)	+$1.08	+$0.70	+$1.49
Impact of 2/3-Year vs. 3-Year Look-back (2/3-Year-Implied Price Minus 3-Year-Implied Price)[1]											
IC Basis	+$10.64	($6.66)	($4.05)	+$7.90	($2.95)	($8.09)	+$1.48	+$5.30	($0.74)	($0.74)	+$0.31
IP Basis	+$1.06	+$1.19	($0.97)	+$4.19	+$2.64	($5.64)	($1.55)	+$1.87	+$1.51	+$1.19	+$0.48

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Management projections
Note: (1) "2/3-Year" metrics assume valuation multiples are applied to management fee earnings based on the average of the trailing three fiscal years and incentive fee earnings based on the average of the trailing two fiscal years

11

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Liquidity Mechanism Analysis: Group A Summary – Berlin Methodology

(Incl. Net Accrued Incentives, Incl. 75% of NAV of Corp. Investments)

- The analysis below compares the future "Current Equity Value" (as defined in Berlin's proposed term sheet) of Group A OCGH units covered by the Years 3 – 7 liquidity mechanism a) under Oslo's and Berlin's latest proposals, and b) assuming Oslo financials per operating model provided to Berlin
  - In Oslo's latest proposal, valuation multiples are applied to management fee earnings based on the average of the trailing three fiscal years (with the exception of any sales / exchanges in Year 3, which would be based on average of trailing two years), and incentive fee earnings based on the average of the trailing two fiscal years
  - In Berlin's latest proposal, valuation multiples are applied to both management fee earnings and incentive fee earnings based on the average of the trailing three fiscal years
  - For illustrative purposes, values under each proposal are calculated based on both incentives created and incentives paid

NOMINAL IMPLIED SHARE PRICES AT ILLUSTRATIVE TRANSACTION MULT. OF 13.0x FRE & 6.5x NET INCENTIVES

OSLO PROPOSAL (2- / 3-YEAR AVERAGE) | **BERLIN PROPOSAL (3-YEAR AVERAGE)**

Excludes value from distributions

Years 3 - 7 Blended Sale Price Per Share[1]	Oslo Proposal (2/3-Year)		Berlin Proposal (3-Year)	
	IC	IP	IC	IP
Nominal	$83.87	$71.45	$82.03	$71.23
PV @ 10.7% CoE	49.60	42.36	48.44	42.24
Years 3 - 7 Group A Value from Liquidity Mech. ($M)				
Nominal	$2,511	$2,139	$2,456	$2,133
PV @ 10.7% CoE	1,485	1,268	1,450	1,265


$62.51
$72.08
$82.76
$95.19
$106.81
$56.27
$60.80
$69.47
$81.16
$89.56
2021 (Year 3)
2022 (Year 4)
2023 (Year 5)
2024 (Year 6)
2025 (Year 7)
$59.65
$70.33
$81.22
$93.82
$105.13
$55.85
$61.49
$69.52
$79.81
$89.49
2021 (Year 3)
2022 (Year 4)
2023 (Year 5)
2024 (Year 6)
2025 (Year 7)
Incentives Created
Incentives Paid

P / W / P
PERELLA WEINBERG PARTNERS

Source: Oslo Management, PWP extrapolation of share prices in Years 6 and 7

Notes: (1) Assumes remaining Oslo Group A units not sold upfront and not held in reserve (29.9M units) are sold ratably (20% per year) in Years 3 – 7 as per proposed Group A liquidity schedule

12

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Illustrative Liquidity Cap Analysis – Oslo Methodology (US$ and unit counts in millions; per-share values as stated) 3-Year Look-back - Incentives Created Illustrative Extrapolation Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Year 9 Year 10 Projected Unit Price $57.47 $66.75 $76.57 $88.37 $98.77 $110.39 $123.38 $137.90 Growth 16.1% 14.7% 15.4% 11.8% 11.8% 11.8% 11.8% Unit Roll-forward Schedule Group A Beginning of Period - 6.0 12.0 18.0 24.0 29.9 23.1 16.2 Plus: Additional Units Eligible for Sale 6.0 6.0 6.0 6.0 6.0 Less: Units Sold - - - - - (6.9) (6.9) (6.9) Cumulative Units Eligible for Sale - Group A 6.0 12.0 18.0 24.0 29.9 23.1 16.2 9.3 Group B - Current Employees Beginning of Period - 0.9 1.7 2.6 3.4 4.3 4.0 3.6 Plus: Additional Units Eligible for Sale 0.9 0.9 0.9 0.9 0.9 0.9 0.9 0.9 Less: Units Sold - - - - - (1.2) (1.2) (1.2) Cumulative Units Eligible for Sale - Group B (Current Employees) 0.9 1.7 2.6 3.4 4.3 4.0 3.6 3.3 (1) Group B - Former Employees Beginning of Period - - - - - - - - Plus: Additional Units Eligible for Sale 1.1 1.1 1.1 1.1 1.1 1.1 1.1 1.1 Less: Units Sold (1.1) (1.1) (1.1) (1.1) (1.1) (1.1) (1.1) (1.1) Cumulative Units Eligible for Sale - Group B (Former Employees) - - - - - - - - Potential Maximum Number of Units Seeking Liquidity 8.0 14.8 21.7 28.5 35.4 36.2 29.0 21.8 (2) $459 $990 $1,660 $2,521 $3,494 $3,999 $3,583 $3,012 Potential Maximum Liquidity Required Memo: Analysis Sensitizing Year in Which Unitholders Seek 100% Liquidity (3) Year 8 Year 9 Year 10 Year 11 Year 12 Year 13 Year 14 Year 15 Final Year in Which Full Liquidity Achieved - Group A (3) Year 10 Year 10 Year 11 Year 12 Year 13 Year 14 Year 15 Year 16 Final Year in Which Full Liquidity Achieved - Group B Source: Company filings, Management projections Notes: Analysis shown assumes that Group A and Group B Current Employee unitholders begin to seek liquidity at the end of Year 7, and the 20% annual liquidity cap is fully utilized in each year after Year 7 until full liquidity is achieved (1) Assumes that full amount of Group B units held by former employees that are entitled to seek liquidity in each year are sold in that year (2) Assumes that all units sold in a given year are priced at that year’s unit price regardless of when liquidity was originally sought (3) Indicates final year in which full liquidity can be achieved assuming (a) all eligible units seek liquidity at the end of the reference year, (b) the 20% annual liquidity cap is fully utilized in each year after the reference year until full liquidity is achieved, and (c) annual liquidity cap (~9.2M units) is allocated pro rata to Group A and Group B units based on number of units seeking liquidity 13Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Illustrative Liquidity Cap Analysis – Oslo Methodology (US$ and unit counts in millions; per-share values as stated) 3-Year Look-back - Incentives Created Illustrative Extrapolation Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Year 9 Year 10 Projected Unit Price $57.47 $66.75 $76.57 $88.37 $98.77 $110.39 $123.38 $137.90 Growth 16.1% 14.7% 15.4% 11.8% 11.8% 11.8% 11.8% Unit Roll-forward Schedule Group A Beginning of Period - 6.0 12.0 18.0 24.0 29.9 23.1 16.2 Plus: Additional Units Eligible for Sale 6.0 6.0 6.0 6.0 6.0 Less: Units Sold - - - - - (6.9) (6.9) (6.9) Cumulative Units Eligible for Sale - Group A 6.0 12.0 18.0 24.0 29.9 23.1 16.2 9.3 Group B - Current Employees Beginning of Period - 0.9 1.7 2.6 3.4 4.3 4.0 3.6 Plus: Additional Units Eligible for Sale 0.9 0.9 0.9 0.9 0.9 0.9 0.9 0.9 Less: Units Sold - - - - - (1.2) (1.2) (1.2) Cumulative Units Eligible for Sale - Group B (Current Employees) 0.9 1.7 2.6 3.4 4.3 4.0 3.6 3.3 (1) Group B - Former Employees Beginning of Period - - - - - - - - Plus: Additional Units Eligible for Sale 1.1 1.1 1.1 1.1 1.1 1.1 1.1 1.1 Less: Units Sold (1.1) (1.1) (1.1) (1.1) (1.1) (1.1) (1.1) (1.1) Cumulative Units Eligible for Sale - Group B (Former Employees) - - - - - - - - Potential Maximum Number of Units Seeking Liquidity 8.0 14.8 21.7 28.5 35.4 36.2 29.0 21.8 (2) $459 $990 $1,660 $2,521 $3,494 $3,999 $3,583 $3,012 Potential Maximum Liquidity Required Memo: Analysis Sensitizing Year in Which Unitholders Seek 100% Liquidity (3) Year 8 Year 9 Year 10 Year 11 Year 12 Year 13 Year 14 Year 15 Final Year in Which Full Liquidity Achieved - Group A (3) Year 10 Year 10 Year 11 Year 12 Year 13 Year 14 Year 15 Year 16 Final Year in Which Full Liquidity Achieved - Group B Source: Company filings, Management projections Notes: Analysis shown assumes that Group A and Group B Current Employee unitholders begin to seek liquidity at the end of Year 7, and the 20% annual liquidity cap is fully utilized in each year after Year 7 until full liquidity is achieved (1) Assumes that full amount of Group B units held by former employees that are entitled to seek liquidity in each year are sold in that year (2) Assumes that all units sold in a given year are priced at that year’s unit price regardless of when liquidity was originally sought (3) Indicates final year in which full liquidity can be achieved assuming (a) all eligible units seek liquidity at the end of the reference year, (b) the 20% annual liquidity cap is fully utilized in each year after the reference year until full liquidity is achieved, and (c) annual liquidity cap (~9.2M units) is allocated pro rata to Group A and Group B units based on number of units seeking liquidity 13

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Illustrative TRA Valuation – Oslo Methodology

(US$ in millions, unless otherwise noted)

OVERVIEW OF ANALYSIS

- In addition to existing TRA ($190M nominal amount), TRA will be created from upfront transaction and future exchanges from liquidity mechanism
  - Upfront Transaction TRA based on blended offer price of $44.39 / unit[1]
  - Future exchanges based on projected share prices as implied by Berlin liquidity mechanism proposal (using incentives created methodology) in Years 3-7 and extrapolated for Years 8-10[4]
- Present values calculated based on Oslo's weighted-average pre-tax cost of debt of 4.2% (and illustrative cost of equity of 10.7%)
- Analysis assumes sufficient taxable income to fully utilize tax benefits in each year

	Nominal Value	PV of Future TRA @ 4.2% D.R.	PV of Future TRA @ 10.7% D.R.
1 TRA from Upfront Transaction	$230	$161	$101
2 TRA from Future Exchanges	1,090	624	294
Total TRA Value (85%)	**$1,320**	**$786**	**$396**
3 *Memo: Existing TRA*	*$190*	*$146*	*$103*

1 TRA GENERATED FROM UPFRONT TRANSACTION

Units Creating TRA from Transaction (M)	24.4
Ilustrative Exchange Price	$44.39
Step Up ($M)	**$1,083**
Marginal Tax Rate	25.0%
Discount Rate	4.20%
Amortization Term (Straight-Line)	15 years
Annual TRA Payment (85%) through 2035	$15.3

	Nominal	PV @ 4.20%
TRA Asset Generated (85%)	**$230**	**$161**

2 TRA FROM FUTURE EXCHANGES – @ 13x / 6.5x[5]

	Exchange Price	Units Exchanged (M) Group A	Units Exchanged (M) Group B	TRA Generated (85%) Nominal	TRA Generated (85%) PV @4.2%
Shareholding Post-Trans. (M)		39.9[2]	21.4[2]		
Year 3	$57.47	8.0[3]	2.7[3]	$130	$84
Year 4	66.75	8.0	2.7	151	$94
Year 5	76.57	8.0	2.7	173	103
Year 6	88.37	8.0	2.7	200	114
Year 7	98.77	8.0	2.7	224	123
Year 8	110.39[4]	-	2.7	63	33
Year 9	123.38[4]	-	2.7	70	35
Year 10	137.90[4]	-	2.7	78	38
Total		**39.9**	**21.4**	**$1,090**	**$624**

Year 1 - Year 10 Price CAGR Sensitivity

	0.0%	5.0%	@ 13x/6.5x	10.0%
Nominal	$578	$761	$1,090	$996
PV at 4.20%	338	441	624	573
PV at 10.70%	164	212	294	272

3 EXISTING TRA – PER OSLO 10-Q

	Future Aggregate Reductions	Reductions Through Fiscal Year
2007 Private Offering	$13	2029
Initial Public Offering	33	2034
May 2013 Offering	46	2035
March 2014 Offering	35	2036
March 2015 Offering	30	2037
February 2018 Offering	34	2040
Total Existing TRA - Nominal Value	**$190**	

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Management projections, Project Atlas term sheet (draft dated 12/16/2018)
Notes: (1) Blended offer price is based on current Berlin share price as of 12/21/2018
(2) Assumes pro-rata selling of OCGH units by Group A and Group B unitholders in Upfront Transaction
(3) Assumes that maximum number of units are sold each year according to currently proposed liquidity mechanism schedule
(4) Years 8 – 10 share prices extrapolated at 11.8% annual growth rate (based on Year 6 to Year 7 growth rate)
(5) For simplicity, assumes that Reserved Shares are exchanged at the same price as units participating in the liquidity mechanism

14

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Deferred Consideration Value

BERLIN FUTURE PRICES SENSITIVITY

		12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025
		Berlin Price Sensitivity				
Berlin Price CAGR	(5%)	$32.01	$30.41	$28.89	$27.45	$26.08
	0%	37.34	37.34	37.34	37.34	37.34
	5%	43.23	45.39	47.66	50.04	52.54
	10%	49.70	54.67	60.14	66.15	72.77
	15%	56.79	65.31	75.10	86.37	99.33

BLENDED VALUE PER UNIT OF DEFERRED COMPENSATION[(1)]

		12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025
		2/3-Year Look-back - IC				
Berlin Price CAGR	(5%)	$54.13	$59.82	$66.61	$74.93	$82.57
	0%	55.61	61.74	68.95	77.67	85.70
	5%	57.24	63.98	71.82	81.20	89.92
	10%	59.04	66.55	75.28	85.67	95.53
	15%	61.01	69.50	79.43	91.28	102.90
		3-Year Look-back - IC				
Berlin Price CAGR	(5%)	$51.99	$58.50	$65.45	$73.90	$81.31
	0%	53.47	60.43	67.79	76.64	84.44
	5%	55.10	62.66	70.65	80.17	88.66
	10%	56.90	65.23	74.12	84.64	94.27
	15%	58.86	68.19	78.27	90.25	101.64

GROUP A – YEARS 3 - 7 BLENDED PRICE PER SHARE

		2/3 Year IC (Oslo Proposal)		3 Year IC (Berlin Proposal)	
		Nominal	PV@ 10.7%	Nominal	PV@ 10.7%
Berlin Price CAGR	(5%)	$67.61	$40.21	$66.23	$39.34
	0%	69.94	41.57	68.55	40.71
	5%	72.83	43.25	71.45	42.38
	10%	76.41	45.31	75.03	44.45
	15%	80.83	47.83	79.44	46.96
Avg. Value Excl. Reserve Shares		$79.43	$47.03	$77.59	$45.87

GROUP A – YEARS 3 - 7 VALUE FROM LIQUIDITY MECHANISM & RESERVE SHARES[(2)]

		2/3 Year IC (Oslo Proposal)		3 Year IC (Berlin Proposal)	
		Nominal	PV@ 10.7%	Nominal	PV@ 10.7%
Berlin Price CAGR	(5%)	$2,024	$1,204	$1,983	$1,178
	0%	2,094	1,245	2,053	1,219
	5%	2,181	1,295	2,139	1,269
	10%	2,288	1,357	2,247	1,331
	15%	2,420	1,432	2,379	1,406
Avg. Value Excl. Reserve Shares		$2,378	$1,408	$2,323	$1,373

PERELLA WEINBERG PARTNERS

Source: Company filings, FactSet as of 12/21/2018
Notes: Based on Berlin share price of $37.34 as of 12/21/2018, 1.11x exchange ratio, 25% payment at the exchange rate, and 10.7% cost of equity
(1) Oslo methodology (Excl. Net Accrued Incentives); Reserve shares representing 25% of total valued at 1.11x exchange ratio
(2) Based on 29.9M Group A OCGH units

15

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review AppendixPreliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Appendix

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Peer Historical Multiples Analysis HISTORICAL LTM P/ENI MULTIPLE EVOLUTION 18.0x Average Over Last: 1 Year 11.3x 2 Years 11.7x 3 Years 12.3x 16.0x 14.0x 75th Percentile: 13.4x Median: 12.3x 12.0x 12.4x 25th Percentile: 11.3x 10.0x 8.0x 6.0x 12/2015 03/2016 06/2016 09/2016 12/2016 03/2017 06/2017 09/2017 12/2017 03/2018 06/2018 09/2018 Alts Peers Source: Company filings, FactSet as of 12/21/2018 Note: Alts Peers average includes APO, ARES, BX, CG 17Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Peer Historical Multiples Analysis HISTORICAL LTM P/ENI MULTIPLE EVOLUTION 18.0x Average Over Last: 1 Year 11.3x 2 Years 11.7x 3 Years 12.3x 16.0x 14.0x 75th Percentile: 13.4x Median: 12.3x 12.0x 12.4x 25th Percentile: 11.3x 10.0x 8.0x 6.0x 12/2015 03/2016 06/2016 09/2016 12/2016 03/2017 06/2017 09/2017 12/2017 03/2018 06/2018 09/2018 Alts Peers Source: Company filings, FactSet as of 12/21/2018 Note: Alts Peers average includes APO, ARES, BX, CG 17

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Historical Financials

($ in millions)	Historical								Projected
	2010	2011	2012	2013	2014	2015	2016	2017	2018E
Fee Related Earnings (Pre-Tax)	$375	$315	$308	$260	$248	$129	$317	$291	$223
Net Incentives Created (Pre-Tax)	516	(31)	498	553	24	(66)	325	307	236
Net Incentives Paid (Pre-Tax)	254	127	246	598	269	126	190	332	267
Net Cash	115	27	214	488	211	287	303	(88)	377
Corporate Investments (Incl. REIT Loans)	1,109	1,159	1,116	1,197	1,515	1,434	1,481	1,692	1,788
Fully Diluted Shares Outstanding (M)	148.5[1]	148.5	151.0	152.7	153.9	153.7	154.8	156.3	157.4
Net Accrued Incentives	1,167	1,028	1,282	1,235	1,000	812	947	921	890
Oslo Proposal									
Fee Related Earnings (3-Yr Trailing Averages)	$337	$327	$333	$294	$272	$212	$231	$246	$277
Net Incentives Created (2-Yr Trailing Averages)	608	243	234	526	289	(21)	130	316	271
Net Incentives Paid (2-Yr Trailing Averages)	182	191	187	422	434	198	158	261	299
Berlin Proposal									
Fee Related Earnings (3-Yr Trailing Averages)	$337	$327	$333	$294	$272	$212	$231	$246	$277
Net Incentives Created (3-Yr Trailing Averages)	364	395	328	340	358	170	94	189	289
Net Incentives Paid (3-Yr Trailing Averages)	157	163	209	324	371	331	195	216	263

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Management projections
Note: (1) Assumes same share count as 12/31/2011

18

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Management Projections

($ in millions)	Historical		Oslo Corporate Model Projections						Extrapolation[(1)]	
				Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Fee Related Earnings (Pre-Tax)	$317	$291	$223	$276	$342	$323	$458	$539	$609	$689
Net Incentives Created (Pre-Tax)	325	307	236	311	365	454	539	602	683	775
Net Incentives Paid (Pre-Tax)	190	332	267	338	268	243	189	288	292	295
Net Cash		(88)	377	338	644	624	727	747	843	945
Corporate Investments (Incl. REIT Loans)	1,481	1,692	1,788	2,026	1,982	2,113	2,255	2,496	2,666	2,848
Fully Diluted Shares Outstanding (M)			157.4	159.1	160.8	161.3	161.8	162.2	163.2	164.2
Net Accrued Incentives	947	921	890	863	961	1,173	1,523	1,836	2,073	2,341
Implied Growth Rates[(1)]										
Fee Related Earnings			*(23.3%)*	*23.7%*	*24.0%*	*(5.5%)*	*41.8%*	*17.6%*	*13.0%*	*13.0%*
Net Incentives Created			*(23.3%)*	*32.0%*	*17.5%*	*24.3%*	*18.6%*	*11.7%*	*13.5%*	*13.5%*
Net Incentives Paid			*(19.6%)*	*26.5%*	*(20.8%)*	*(9.3%)*	*(22.1%)*	*52.6%*	*1.2%*	*1.2%*
Gross Cash			*70.6%*	*(3.5%)*	*28.3%*	*(1.5%)*	*7.5%*	*1.3%*	*6.4%*	*6.4%*
Corporate Investments			*5.7%*	*13.4%*	*(2.2%)*	*6.6%*	*6.7%*	*10.7%*	*6.8%*	*6.8%*
Shares Outstanding			*0.6%*	*1.1%*	*1.1%*	*0.3%*	*0.3%*	*0.3%*	*0.6%*	*0.6%*
Distribution Growth			*(15.0%)*	*9.7%*	*(1.4%)*	*(0.8%)*	*10.7%*	*22.7%*	*4.3%*	*4.3%*
Net Accrued Incentives Growth			*(3.4%)*	*(3.0%)*	*11.3%*	*22.0%*	*29.8%*	*20.6%*	*12.9%*	*12.9%*
Oslo Proposal (2- / 3-Year Trailing Averages)										
Fee Related Earnings						$333	$375	$440	$536	$613
Net Incentives Created						410	497	570	643	729
Net Incentives Paid						255	216	239	290	294
Average of Incentives Created and Paid						332	356	405	466	511
Berlin Proposal (3-Year Trailing Averages)										
Fee Related Earnings						$314	$375	$440	$536	$613
Net Incentives Created						377	453	532	608	687
Net Incentives Paid						283	233	240	256	292
Average of Incentives Created and Paid						330	343	386	432	489

P / W / P
PERELLA WEINBERG PARTNERS

Source: Oslo Management, PWP extrapolation
Note: (1) Years 6 – 7 extrapolated based on average of 2018 – 2023 growth rates, except for Gross Cash (based on average of 2019 – 2023 growth rates)

19

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Berlin Proposal Analysis

(US$ in millions, except per share values)

Shading indicates key differences in methodology

Oslo Balance Sheet NAV

	Berlin Method	Adjusted	Notes
Q3'18 Cash & Cash Equivalents	$1,013	$1,013	
Q3'18 Investments	1,754	1,754	
Q3'18 Accrued Net Carry (75%)	686	0	Oslo method captures this value in yearly incentives created
Less: Q3'18 Debt	(750)	(750)	
Less: Q3'18 Preferred	(415)	(415)	
Total Balance Sheet NAV	$2,288	$1,602	

Value of Oslo Asset Management Business

	2016	2017	2018	3-Yr Avg/LTM	Notes
Berlin Methodology					
FRE (incl. SBC)	$276	$242	$178		Berlin methodology deducts SBC
Opps Xb Adjustment			83		Berlin methodology adjusts for Opps Xb
Adj. FRE (incl. SBC)	$276	$242	$261	$261	Berlin used LTM metric
Accrued Performance Fee Earnings	$320	$303	$236	$286	Berlin used 3-year average metric
Adjusted Methodology					
FRE	$317	$291	$223		Adjusted methodology does not deduct SBC
Opps Xb Adjustment					Adjusted methodology does not adjust for Opps Xb
Adj. FRE (incl. SBC)	$317	$291	$223	$277	3-year average used instead of LTM
Accrued Performance Fee Earnings	$320	$303	$236	$286	

P / W / P
PERELLA WEINBERG PARTNERS

Source: Berlin proposal dated 12/21/2018

20

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Berlin Proposal Analysis (cont'd)

(US$ in millions, except per share values)

Total Oslo Company Value

	Analysis at Various Oslo Prices							
	Based on Current Prices				Based on 90-Day VWAP			
	Current Price	Cash Consid.	Stock Consid.	Blended Offer	90-Day VWAP	Cash Consid.	Stock Consid.	Blended Offer
	$39.30	$48.14	$41.45	$44.39	$41.05	$50.29	$47.21	$48.23
Berlin Methodology								
FDSO	157.4	157.4	157.4	157.4	157.4	157.4	157.4	157.4
Equity Value	$6,186	$7,578	$6,524	$6,987	$6,461	$7,915	$7,431	$7,591
Less: Balance Sheet NAV	(2,288)	(2,288)	(2,288)	(2,288)	(2,288)	(2,288)	(2,288)	(2,288)
Implied Value of Asset Management Business	$3,898	$5,289	$4,236	$4,699	$4,173	$5,627	$5,143	$5,303
Implied FRE Multiple	9.6x	13.1x	10.5x	11.6x	10.3x	13.9x	12.7x	13.1x
Implied Incentives Multiple	4.8x	6.5x	5.2x	5.8x	5.2x	7.0x	6.4x	6.6x
Adjusted Methodology								
FDSO	157.4	157.4	157.4	157.4	157.4	157.4	157.4	157.4
Total Value	$6,186	$7,578	$6,524	$6,987	$6,461	$7,915	$7,431	$7,591
Less: Balance Sheet NAV	(1,602)	(1,602)	(1,602)	(1,602)	(1,602)	(1,602)	(1,602)	(1,602)
Implied Value of Asset Management Business	$4,584	$5,976	$4,922	$5,385	$4,859	$6,313	$5,829	$5,989
Implied FRE Multiple	10.9x	14.2x	11.7x	12.8x	11.6x	15.0x	13.9x	14.3x
Implied Incentives Multiple	5.5x	7.1x	5.9x	6.4x	5.8x	7.5x	6.9x	7.1x

Analysis of Berlin Multiples Implied by Various Share Prices

	Analysis at Various Berlin Share Prices					
	Based on LTM Earnings			Based on 3-Year Average Earnings		
	Current	90-Day VWAP	"Intrinsic"	Current	90-Day VWAP	"Intrinsic"
Price	$37.34	$42.57	$51.42	$37.34	$42.57	$51.42
FDSO	1,005	1,005	1,005	1,005	1,005	1,005
Equity Value	$37,527	$42,783	$51,681	$37,527	$42,783	$51,681
Less: Balance Sheet NAV	(18,140)	(24,409)	(30,551)	(18,140)	(24,409)	(30,551)
Implied Value of Asset Management Business	$19,386	$18,373	$21,130	$19,386	$18,373	$21,130
Implied FRE Multiple	12.0x	11.4x	13.1x	15.4x	14.6x	16.8x
Implied Incentives Multiple	6.0x	5.7x	6.5x	7.7x	7.3x	8.4x
Memo:	LTM			3-Year Average		
FRE	1,218	1,218	1,218	924	924	924
Accrued Performance Fee Earnings	795	795	795	671	671	671

P / W / P
PERELLA WEINBERG PARTNERS

Source: Berlin proposal dated 12/21/2018

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Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been prepared and provided to exclusively to Oaktree Capital Group, LLC (the “Company”), (including its officers and members of its board of directors, in their capacities as such and not in any individual capacity), by Perella Weinberg Partners LP (“Perella Weinberg Partners” and, together with its affiliates, the “Firm”) in its capacity as financial advisor to the Company and may not be relied upon by any other person or entity or used for any other purpose without the written consent of Perella Weinberg Partners. The information contained herein and any information provided orally in connection therewith (the “Information”) is confidential. By accepting this Information, the board of directors agrees that its and its attorney(s), agents and representatives shall use it for informational purposes only and will not divulge any such Information to any other party, except as required by law. Reproduction of this Information, in whole or in part, is prohibited, except as required by law. These contents are proprietary and a product of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. The information used in preparing these materials may have been obtained from or through the Company or its representatives or from public sources or other parties to the transactions described herein. Perella Weinberg Partners assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and/or forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the managements of your company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). The Firm has no obligation (express or implied) to update any or all of the Information or to advise you of any changes; nor do we make any express or implied warranties or representations as to the completeness or accuracy or accept responsibility for errors. Perella Weinberg Partners has not been asked to consider any alternatives that may be available to the Company. Nothing contained herein should be construed as tax, accounting or legal advice. The Company (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. In the ordinary course of our business activities, Perella Weinberg Partners or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, potential counterparties, or any other company that may be involved in a transaction or any of their respective affiliates. These materials were not prepared with a view to public disclosure under state or federal securities laws or otherwise and are designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by, and with an understanding of the assumptions (and the limitations therein) employed by, Perella Weinberg Partners in connection herewith. These materials are not intended to be relied on for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on Perella Weinberg Partners or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. Perella Weinberg Partners is not acting in any other capacity or as a fiduciary to the Company the board of directors or the Company’s shareholders. 22Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been prepared and provided to exclusively to Oaktree Capital Group, LLC (the “Company”), (including its officers and members of its board of directors, in their capacities as such and not in any individual capacity), by Perella Weinberg Partners LP (“Perella Weinberg Partners” and, together with its affiliates, the “Firm”) in its capacity as financial advisor to the Company and may not be relied upon by any other person or entity or used for any other purpose without the written consent of Perella Weinberg Partners. The information contained herein and any information provided orally in connection therewith (the “Information”) is confidential. By accepting this Information, the board of directors agrees that its and its attorney(s), agents and representatives shall use it for informational purposes only and will not divulge any such Information to any other party, except as required by law. Reproduction of this Information, in whole or in part, is prohibited, except as required by law. These contents are proprietary and a product of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. The information used in preparing these materials may have been obtained from or through the Company or its representatives or from public sources or other parties to the transactions described herein. Perella Weinberg Partners assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and/or forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the managements of your company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). The Firm has no obligation (express or implied) to update any or all of the Information or to advise you of any changes; nor do we make any express or implied warranties or representations as to the completeness or accuracy or accept responsibility for errors. Perella Weinberg Partners has not been asked to consider any alternatives that may be available to the Company. Nothing contained herein should be construed as tax, accounting or legal advice. The Company (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. In the ordinary course of our business activities, Perella Weinberg Partners or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, potential counterparties, or any other company that may be involved in a transaction or any of their respective affiliates. These materials were not prepared with a view to public disclosure under state or federal securities laws or otherwise and are designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by, and with an understanding of the assumptions (and the limitations therein) employed by, Perella Weinberg Partners in connection herewith. These materials are not intended to be relied on for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on Perella Weinberg Partners or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. Perella Weinberg Partners is not acting in any other capacity or as a fiduciary to the Company the board of directors or the Company’s shareholders. 22